EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 22, 1996, with respect to the financial statements of Uhlmans Inc. included in the Registration Statement (Form S-1 No. 333-5855) and related prospectus of Stage Stores, Inc. for the
registration of          shares of its common stock.

                               Ernst & Young LLP

Toledo, Ohio
June 26, 1996